UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2018

FIVE9, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36383	94-3394123
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bishop Ranch 8
4000 Executive Parkway, Suite 400
San Ramon, California 94583
(Address of Principal Executive Offices) (ZIP Code)
Telephone: (925) 201-2000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On May 2, 2018, Five9, Inc. (the “Company”) issued a press release announcing the Company’s intention to offer, subject to market conditions and other factors, $200 million aggregate principal amount of its Convertible Senior Notes due 2023 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
On May 3, 2018, the Company issued a press release announcing that it had priced the offering of $225 million aggregate principal amount of the Notes. The size of the offering was increased from the previously announced $200 million. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit	Description
99.1	Press Release issued by the Company on May 2, 2018
99.2	Press Release issued by the Company on May 3, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE9, INC.

Dated: May 4, 2018	By:	/s/ Barry Zwarenstein
		Name:	Barry Zwarenstein
		Title:	Chief Financial Officer